Exhibit 10.12

AMENDMENT No. 2

to

EMPLOYMENT AGREEMENT

August 4, 2022

(the “Execution Date”)

This Amendment No. 2 (the “Amendment”) to the employment agreement is entered by and between Hengguang Holding Co., Limited, a company formed and existing under the laws of the Cayman Islands (the “Company”), and Yao-te Wang, an individual (“Executive”, and together with the Company, the “Parties”, and each, a “Party”).

WHEREAS, the Parties entered into an Employment Agreement dated August 5, 2021, (the “Employment Agreement”) which was later amended via Amendment No. 1 to Employment Agreement dated June 28, 2022 (the “Amendment No. 1” together with Employment Agreement as the “Existing Agreements”); and

WHEREAS, the Parties hereto desire to amend the Employment Agreement to change certain terms of the Executive’s Employment.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Definitions. Capitalized terms not defined in this Amendment shall have the respective meanings assigned to them in the Existing Agreements.

2. Amendments to the Employment Agreement. As of the Execution Date, the Employment Agreement is hereby amended or modified as follows:

(a) Section 7(b) of the Employment Agreement is replaced in its entirety with the following:

“Equity Incentives. In addition to his base salary, the Executive shall be eligible for participation in the Company’s performance stock bonus (the “Plan”) if adopted by the Board and approved by the shareholders of the Company and Executive’s annual stock bonus (“Stock Bonus”) shall be subject to the cap of his annual salary as set forth in Section 7(a). The shares of Stock Bonus to be granted to Executive shall be administered and issued pursuant to the terms and conditions of the Plan. The Executive shall be entitled to receive 400,000 shares of Company’s Class A Ordinary Shares, valued at $4.50 per share, for his services provided and to be provided during the period from April 16, 2022 to October 15, 2023.”

3. Representations and Warranties. Each Party hereby represents and warrants to the other Party that:

(a) It has the full right, power, and authority to enter into this Amendment and to perform its obligations hereunder and under the Existing Agreements as amended by this Amendment.

(b) The execution of this Amendment by the individual whose signature is set forth at the end of this Amendment on behalf of such Party, and the delivery of this Amendment by such Party, have been duly authorized by all necessary action on the part of such Party.

(c) This Amendment has been executed and delivered by such Party and (assuming due authorization, execution, and delivery by the other Party hereto) constitutes the legal, valid, and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws and equitable principles related to or affecting creditors’ rights generally or the effect of general principles of equity.

4. Miscellaneous.

(a) This Amendment is governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws provisions of such jurisdiction.

(b) This Amendment shall inure to the benefit of and be binding upon each of the Parties and each of their respective successors and assigns.

(c) The headings in this Amendment are for reference only and do not affect the interpretation of this Amendment.

(d) This Amendment may be executed in counterparts, each of which is deemed an original, but all of which constitute one and the same agreement. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.

(e) This Amendment constitutes the sole and entire agreement between the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

(f) Each Party shall pay its own costs and expenses in connection with this Amendment (including the fees and expenses of its advisors, accountants, and legal counsel).

[Signature Page Follows Immediately]

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

HENGGUANG HOLDING CO., LIMITED, Ltd.

By
Name:	Jiulin Zhang
Title:	Chairman of the Board

Yao-te Wang

By
Name:	Yao-te Wang
Title:	Individual

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